      As filed with the Securities and Exchange Commission on March 12, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                     ---------------------------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         United Therapeutics Corporation
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                               52-1984749
---------------------                                ---------------------------
(State or Other Jurisdiction                               (IRS Employer
of Incorporation)                                        Identification No.)

                               1110 Spring Street
                             Silver Spring, MD 20910
                                 (301) 608-9292
                  --------------------------------------------
                    (Address of Principal Executive Offices,
                               Including Zip Code)

          Employee Options Granted Outside the Equity Incentive Plan on
                                 March 24, 1997
          Employee Options Granted Outside the Equity Incentive Plan on
                                 April 30, 1997
         Consultant Options Granted Outside the Equity Incentive Plan on
                                 June 26, 1999
         Consultant Options Granted Outside the Equity Incentive Plan on
                               September 4, 1999
         Consultant Options Granted Outside the Equity Incentive Plan on
                                October 30, 1999
         Consultant Options Granted Outside the Equity Incentive Plan on
                                 March 15, 2000
         Consultant Options Granted Outside the Equity Incentive Plan on
                                 March 20, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                                 April 14, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                                  May 1, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                                  May 26, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                                 July 10, 2000
         Consultant Options Granted Outside the Equity Incentive Plan on
                               September 4, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                               September 6, 2000
         Consultant Options Granted Outside the Equity Incentive Plan on
                                October 4, 2000
          Employee Options Granted Outside the Equity Incentive Plan on
                                October 26, 2000
         Consultant Options Granted Outside the Equity Incentive Plan on
                                October 30, 2000
  Employee and Consultant Options Granted Outside the Equity Incentive Plan on
                               December 14, 2000
  ----------------------------------------------------------------------------
                            (Full Title of the Plans)

           Martine A. Rothblatt, Chairman and Chief Executive Officer
                         United Therapeutics Corporation
                               1110 Spring Street
                             Silver Spring, MD 20910
                                 (301) 608-9292
                  --------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                        Copies of all correspondence to:

                               LaDawn Naegle, Esq.
                                 Bryan Cave LLP
                         700 13th Street, NW, Suite 700
                            Washington, DC 20005-3960
                                 (202) 508-6000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
          Title of Each                                       Proposed              Proposed             Amount
       Class of Securities                Amount               Maximum              Maximum                of
              To Be                        To Be           Offering Price          Aggregate          Registration
            Registered                 Registered(1)         Per Unit(2)         Offering Price           Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (3)                                1,666                $3.00             $4,998.00             $1.25

Common Stock, par value
$.01 per share (3)                                  833                $3.00             $2,499.00             $0.63

Common Stock, par value
$.01 per share (3)                                1,666               $18.00            $29,988.00             $7.50

Common Stock, par value
$.01 per share (3)                                1,667               $27.50            $45,842.50            $11.47

Common Stock, par value
$.01 per share (3)                                5,001              $30.120           $150,630.22            $37.67

Common Stock, par value
$.01 per share (3)                                1,667               $68.25           $113,772.75            $28.45

Common Stock, par value
$.01 per share (3)                                6,666               $57.13           $380,828.58            $95.21

Common Stock, par value
$.01 per share (3)                              207,000               $41.56         $8,602,920.00         $2,150.73

Common Stock, par value
$.01 per share (3)                              100,000               $65.06         $6,506,000.00         $1,626.50

Common Stock, par value
$.01 per share (3)                               20,000               $62.25         $1,245,000.00           $311.25

Common Stock, par value
$.01 per share (3)                                3,900              $116.38           $453,822.00           $113.46

Common Stock, par value
$.01 per share (3)                                1,667               $86.50           $144,195.50            $36.05

Common Stock, par value
$.01 per share (3)                                2,500               $46.00           $115,000.00            $28.75

Common Stock, par value
$.01 per share (3)                                4,000              $77.125              $308,500            $77.13

Common Stock, par value
$.01 per share (3)                                9,600               $51.81           $497,376.00           $124.35

Common Stock, par value
$.01 per share (3)                                5,001              $49.938           $249,739.94            $62.44

Common Stock, par value
$.01 per share (3)                              673,000               $14.48            $9,745,040         $2,436.26

---------------------------------------------------------------------------------------------------------------------
Total fee                                                                                                  $7,149.10

(1) Represents (i) 1,666 shares of Common Stock issuable upon exercise of options granted to an employee on March 24, 1997, (ii) 833 shares of common stock issuable upon exercise of options granted to an employee on April 30, 1997, (iii) 1,666 shares of Common Stock issuable upon exercise of options granted to a consultant on June 26, 1999, (iv) 1,667 shares of common stock issuable upon exercise of options granted to a consultant on September 4, 1999, (v) 5,001 shares of Common Stock issuable upon exercise of options granted to consultants on October 30, 1999, (vi) 1,667 shares of common stock issuable upon exercise of options granted to a consultant on March 15, 2000, (vii) 6,666 shares of common stock issuable upon exercise of options granted to consultants on March 20, 2000, (viii) 207,000 shares of common stock issuable upon exercise of options granted to employees on April 14, 2000, (ix) 100,000 shares of common stock issuable upon exercise of options granted to an employee on May 1, 2000, (x) 20,000 shares of common stock issuable upon exercise of options granted to an employee on May 26, 2000, (xi) 3,900 shares of common stock issuable upon exercise of options granted to an employee on July 10, 2000, (xii) 1,667 shares of common stock issuable upon exercise of options granted to a consultant on September 4, 2000, (xiii) 2,500 shares of common stock issuable upon exercise of options granted to an employee on September 6, 2000, (xiv) 4,000 shares of common stock issuable upon exercise of options granted to a consultant on October 4, 2000, (xv) 9,600 shares of common stock issuable upon exercise of options granted to employees on October 26, 2000, (xvi) 5,001 shares of common stock issuable upon exercise of options granted to consultants on October 30, 2000, and (xvii) 673,000 shares of common stock issuable upon exercise of options granted to employees and consultants on December 14, 2000.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h), based on the actual exercise prices of outstanding options issued pursuant to the plans.

(3)  Includes associated preferred stock purchase rights.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        The following documents, which previously have been filed by United Therapeutics Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 22, 2000 (File No. 0-26301).

        (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

        (3) Current Reports on Form 8-K dated January 18, 2000, June 27, 2000, June 29, 2000, July 13, 2000, December 1, 2000, December 5, 2000,
            December 7, 2000, December 17, 2000, December 18, 2000 (as amended) and December 29, 2000 (as amended).

        (4) The description of the Company's Common Stock contained in Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333-76409), filed June 17, 1999, and Registration Statement on Form 8-A (Registration No. 333-76409), filed June 8, 1999, as amended on January 2, 2001, including any amendment filed for the purposes of updating such description.

        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Delaware law, the Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to United Therapeutics or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation further provides that the Company must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its Amended and Restated Certificate of Incorporation covers negligence and gross negligence on the part of indemnified parties.

         The Company has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require the Company to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

         No.      Description
         ---      -----------

         4.1 Reference is made to the Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to
                  Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-76409), and the Amended and Restated By-Laws of the Registrant, incorporated by reference to

                  Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-76409).

         5        Opinion of Bryan Cave LLP

         23.1     Consent of KPMG LLP

         23.2     Consent of Bryan Cave LLP (included in Exhibit 5 hereto)

         24       Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10 (a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silver Spring, State of Maryland, on January 3, 2001.

                         UNITED THERAPEUTICS CORPORATION


                         By:  /s/ Martine A. Rothblatt
                              ------------------------
                              Martine A. Rothblatt
                              Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each of such persons appoints Martine
A. Rothblatt, and Paul A. Mahon, or either of them, with full power to act, his true and lawful attorney-in-fact and agent of him and on his behalf and in his name, place and stead, and in any and all capacities, with full and several power of substitution, to sign and file with the proper authorities any and all documents in connection with this Registration Statement on Form S-8, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

          Signature                                          Title                                   Date

/s/ Martine A. Rothblatt                 Chairman of the Board and Chief Executive Officer      January 3, 2001
------------------------
Martine A. Rothblatt

/s/ James W. Crow                        President, Chief Operating Officer and Director        January 3, 2001
-----------------
James W. Crow

/s/ Fred T. Hadeed                       Chief Financial Officer                                January 3, 2001
------------------
Fred T. Hadeed

/s/ Gilles Cloutier                      Executive Vice President, Treasurer and Director       January 3, 2001
-------------------
Gilles Cloutier

          Signature                                          Title                                   Date

/s/ Shelmer D. Blackburn, Jr.            Vice President of Operations, Secretary and Director   January 3, 2001
-----------------------------
Shelmer D. Blackburn, Jr.

/s/ Noah A. Samara                       Director                                               January 3, 2001
------------------
Noah A. Samara

/s/ David Gooray                         Director                                               January 3, 2001
----------------
David Gooray

/s/ Wayne Roe                            Director                                               January 3, 2001
-------------
Wayne Roe

/s/ H. Beecher Hicks                     Director                                               January 3, 2001
-------------------
H. Beecher Hicks

/s/ Michael C. Miles                     Director                                               January 3, 2001
-------------------
Michael C. Miles

/s/ John Cooke                           Director                                               January 3, 2001
--------------
John Cooke